Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. ANNOUNCES DATES FOR ITS

SECOND QUARTER 2022 EARNINGS RELEASE AND CONFERENCE CALL

●	Earnings Release Date – Wednesday, July 27, 2022, after 3:30 p.m. Central Time
●	Conference Call Date – Thursday, July 28, 2022, at 10:00 a.m. Central Time

Springfield, MO, July 1, 2022 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, announces the release date for its second quarter 2022 results as Wednesday, July 27, 2022, with a conference call to follow on Thursday, July 28, 2022.

The Company’s second quarter 2022 results will be released after 3:30 p.m. Central Time on Wednesday, July 27, 2022, and can be viewed, at that time, on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”

Investors are invited to listen to the Company’s conference call discussing the financial results for the second quarter of 2022, on Thursday, July 28, 2022, at 10:00 a.m. Central Time, via webcast on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”  Interested analysts are invited to join the call.  The dial-in number for the call is (404) 400-0571 and the conference call identification number is 87962276#.  A replay of the conference call will be available on the Company’s website through July 27, 2023.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs.  As of March 31, 2022, the Company operated 5,811 stores in 47 U.S. states and 27 stores in Mexico.